Exhibit 99.1

news release

For Immediate Release

Anthem and WellPoint Announce Merger Approval by

California Department of Insurance

Indianapolis, IN and Thousand Oaks, CA – November 9, 2004 – Anthem, Inc. (NYSE:ATH) and WellPoint Health Networks Inc. (NYSE:WLP) announced today that John Garamendi, Commissioner of the California Department of Insurance (CDI), has granted his approval for their pending merger.  In July of this year, the companies received approval from California’s Department of Managed Health Care (DMHC) after a several months-long, comprehensive review of the proposed merger. The companies are now communicating with regulators in other states in order to complete the merger as quickly as possible.

“We have worked diligently with Commissioner Garamendi to understand and address his concerns in order to demonstrate that this merger will truly benefit Californians,” said Larry C. Glasscock, Anthem’s chairman, president and chief executive officer.  “Likewise, we look forward to continuing to provide the members in all of our states with the quality health benefits and outstanding service they have come to expect from Anthem and WellPoint.”

“Our agreement with Commissioner Garamendi terminates our litigation in California,” added Glasscock.  “Thanks to the work previously done by associates from both Anthem and WellPoint, we are well prepared to quickly and successfully integrate our two organizations.”

“All of us at WellPoint are pleased with the very thorough approach that both DMHC and CDI took to ensure that our merger would serve the best interests of Californians. We now look forward to the successful completion of the merger so that the commitments we made to DMHC Director Ehnes and Commissioner Garamendi can be implemented,” said Leonard D. Schaeffer, WellPoint’s chairman and chief executive officer.

In working with Commissioner Garamendi, the companies made a number of commitments designed to address some of the most pressing problems in California’s health care system.  The commitments further build upon the agreements negotiated with the DMHC in its approval for the merger earlier this year.

Specifically, in addition to the commitments previously made to the DMHC, Anthem and WellPoint have agreed to allocate an additional $100 million of high-quality portfolio investments through the Investment in a Healthy California Program.  These investments are targeted at health care facilities and services in underserved communities over the 20-year life of the program. Anthem will also contribute $50 million to support community clinics and the training of nurses through California community colleges to address the state’s nursing shortage.

The commitments made to the CDI and to the DMHC are available at www.anthem.com in the section titled Press Room located next to the on-line copy of this press release and at www.wellpoint.com in the section titled Our Commitments.

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Contacts: Anthem	WellPoint

Investor Relations	Investor Relations
Tami Durle, 317-488-6390	Angeline McCabe, 805-557-6796

Media	Media
Ed West, 317-488-6100	Barry Holt, 805-557-6789

About Anthem

Anthem’s mission is to improve the health of the people it serves.  Anthem, Inc. is an Indiana-domiciled publicly traded company that, through its subsidiary companies, provides health care benefits to more than 12.7 million people.  Anthem is the fourth largest publicly traded health benefits company in the United States and an independent licensee of the Blue Cross and Blue Shield Association.  Anthem is the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, Connecticut, New Hampshire, Maine, Colorado, Nevada and Virginia, excluding the Northern Virginia suburbs of Washington, D.C.  Anthem had assets of $14.1 billion as of September 30, 2004, and full year 2003 revenue of $16.8 billion.   More information about Anthem is available at www.anthem.com.

About WellPoint

WellPoint serves the health care needs of more than 15.6 million medical members and approximately 46.8 million specialty members nationwide through Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri, Blue Cross Blue Shield of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the Web at www.wellpoint.com. Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri and Blue Cross Blue Shield of Wisconsin are independent licensees of the Blue Cross and Blue Shield Association.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains certain forward-looking information about Anthem, Inc. (“Anthem”), WellPoint Health Networks Inc. (“WellPoint”) and the combined company after completion of the proposed transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Anthem and WellPoint, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by Anthem and WellPoint; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; our ability to consummate Anthem’s merger with WellPoint, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Anthem nor WellPoint undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Anthem’s and WellPoint’s various SEC reports, including but not limited to Anthem’s Annual Report on Form 10-K for the year ended December 31, 2003, WellPoint’s Annual Report on form 10-K for the year ended December 31, 2003 as amended by Amendment No. 1 on Form 10-K/A and Anthem’s and WellPoint’s Quarterly Reports on Form 10-Q for the reporting periods of 2004.

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